Exhibit 10.12
REUNION HOSPITALITY TRUST, INC.
2010 EQUITY INCENTIVE PLAN

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ARTICLE I
DEFINITIONS
1.01. Affiliate
     Affiliate means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies and partnerships). For this purpose, the term “control” shall mean ownership of 50% or more of the total combined voting power or value of all classes of shares or interests in the entity, or the power to direct the management and policies of the entity, by contract or otherwise.
1.02. Agreement
     Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award.
1.03. Annual Incentive Award
     Annual Incentive Award means an award granted under the Plan made subject to attainment of performance goals (as described in Section 9) over a performance period of up to and including one year (the fiscal year), unless otherwise specified by the Committee.
1.04. Award
     Award means an Option, SAR, Restricted Stock Unit, Share Award, Dividend Equivalent Right, Performance Award, Annual Incentive Award, and Other Equity-Based Award or a combination thereof granted under the Plan.
1.05. Board
     Board means the Board of Directors of the Company.
1.06. Code
     Code means the Internal Revenue Code of 1986, and any amendments thereto.
1.07. Committee
     Committee means the Compensation Committee of the Board; provided, however, that with respect to awards made to a member of the Board who is not an employee of the Company or an Affiliate, “Committee” means the Board.
1.08. Common Share
     Common Share means shares of common stock, par value $0.001 per share, of the Company.
1.09. Company
     Company means Reunion Hospitality Trust, Inc., a Maryland corporation.

1.10. Completion Date
     Completion Date means the closing date of the initial public offering of the Common Shares and the concurrent private placement of the Common Shares.
1.11. Control Change Date
     Control Change Date means the date on which a Corporate Transaction occurs. If a Corporate Transaction occurs on account of a series of transactions, the “Control Change Date” is the date of the last of such transactions.
1.12. Corporate Transaction
     “Corporate Transaction” shall mean a Corporate Transaction of the Company which will be deemed to have occurred after the date hereof if:
(1)	any “person” as such term is used in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof except that such term shall not include (A) the Company or any of its subsidiaries, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Company’s common shares, or (E) any person or group as used in Rule 13d-1(b) under the Exchange Act, is or becomes the Beneficial Owner, as such term is defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing at least 50% of the combined voting power or common shares of the Company;

(2)	during any period of two consecutive years, individuals who at the beginning of such period constitute the Board or whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the Board then still in office cease for any reason to constitute at least a majority thereof;

(3)	there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, more than 50% of the combined voting power and common shares of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

(4)	there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect, including a liquidation) other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than fifty percent (50%) of the combined voting power and common shares of which is owned by shareholders of the Company in substantially the same proportions as their ownership of the common shares of the Company immediately prior to such sale.
1.13. Corresponding SAR
     Corresponding SAR means a SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.
1.14. Covered Employee
     Covered Employee means an individual who is a Covered Employee within the meaning of Section 162(m)(3) of the Code.
1.15. Dividend Equivalent Right
     Dividend Equivalent Right means the right, subject to the terms and conditions prescribed by the Committee, of a Participant to receive (or have credited) cash, shares or other property in amounts equivalent to the cash, shares or other property dividends declared on Common Shares with respect to an Award, as determined by the Committee, in its sole discretion. The Committee may provide that such Dividend Equivalents (if any) shall be distributed only when, and to the extent that, the underlying Award is vested or earned and also may provide that Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Common Shares or otherwise reinvested.
1.16. Effective Date
     The Effective Date of the Plan is ___ ___, 2010.
1.17. Exchange Act
     Exchange Act means the Securities Exchange Act of 1934, as amended.
1.18. Fair Market Value
     Fair Market Value means, on any given date, the reported “closing” price of a Common Share on the NASDAQ Global Market. If, on any given date, the Common Shares are not listed for trading on the NASDAQ Global Market, then Fair Market Value shall be the “closing” price of a Common Share on such other exchange on which the Common Shares are listed for trading or, if the Common Shares are not listed on any exchange, the amount determined by the Committee using any reasonable method in good faith and in accordance with the regulations under Section 409A of the Code.
1.19. FFO
     FFO means funds from operations, which, as currently defined by the National Association of Real Estate Investment Trusts represents net income (computed in accordance with U.S. generally accepted accounting principles), excluding gains and losses from sales of property, plus real estate depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures, as such definition may be supplemented and modified from time to time.
1.20. Initial Value
     Initial Value means, with respect to a Corresponding SAR, the option price per share of the related Option and, with respect to an SAR granted independently of an Option, the price per Common Share as determined by the Committee on the date of grant; provided, however, that the price shall not be less than the Fair Market Value on the date of grant.
1.21. Option
     Option means a share option that entitles the holder to purchase from the Company a stated number of Common Shares at the price set forth in an Agreement.
1.22. Other Equity-Based Award
     Other Equity-Based Award means any award other than an Option, Restricted Stock Unit, SAR, Performance Award, Annual Incentive Award or a Share Award which, subject to such terms and conditions as may be prescribed by the Committee, entitles a Participant to receive Common Shares valued in whole or in part by reference to, or otherwise based on, Common Shares (including securities convertible into Common Shares) or other equity interests of the Company’s subsidiaries.
1.23. Participant
     Participant means an employee or officer of the Company or an Affiliate, a member of the Board, or a consultant who is an individual and provides bona fide services to the Company or an Affiliate, and who satisfies the requirements of Article IV and is selected by the Committee to receive an Award.
1.24. Performance Award
     Performance Award means an award granted under the Plan that is subject to the attainment of performance goals (as described in Section 9) over a performance period of more than one year.
1.25. Person
     “Person” means any human being, firm, corporation, partnership, or other entity. “Person” also includes any human being, firm, corporation, partnership, or other entity as defined in sections 13(d)(3) and 14(d)(2) of the Exchange Act. Notwithstanding the preceding sentence, the term “Person” does not include (i) the Company or any of its subsidiaries, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Common Shares.
1.26. Plan
     Plan means this Reunion Hospitality Trust, Inc. 2010 Equity Incentive Plan.

1.27. Restricted Stock Unit
     Restricted Stock Unit means an award granted under Section 11 of the Plan.
1.28. SAR
     SAR means a share appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each Common Share encompassed by the exercise of the SAR, the excess, if any, of the Fair Market Value at the time of exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.
1.29. Share Award
     Share Award means Common Shares awarded to a Participant under Article VIII that may be either restricted or unrestricted.
1.30. Ten Percent Shareholder
     Ten Percent Shareholder means any individual owning more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of a “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code) of the Company. An individual shall be considered to own any voting shares owned (directly or indirectly) by or for his or her brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting shares owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary.
ARTICLE II
PURPOSES
     The Plan is intended to (a) provide incentive to Participants to stimulate their efforts toward the continued success of the Company and to operate and manage their businesses in a manner that will provide for the long-term growth and profitability of the Company and its Affiliates; and (b) provide a means of obtaining, rewarding and retaining key personnel and to associate their interests with those of the Company and its shareholders. To this end, the Plan provides for the grant of both Options qualifying under Section 422 of the Code (“incentive stock options”) and Options not so qualifying, and the grant of SARs, Restricted Stock Units, Share Awards, Dividend Equivalent Rights, Performance Awards and Annual Incentive Awards, and Other Equity-Based Awards in accordance with the Plan and any procedures that may be established by the Committee. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof.
ARTICLE III
ADMINISTRATION
     The Plan shall be administered by the Committee. The Committee shall have authority to grant Awards under the Plan upon such terms (not inconsistent with the provisions of this Plan), as the Committee may consider appropriate in its sole discretion. Such terms may include conditions (in addition to those contained in this Plan), on the exercisability of all or any part of an Option, Restricted Stock Unit or SAR or on the transferability or forfeitability of a Share Award, an award of Performance Awards and Annual Incentive Awards or an Other Equity-Based Award. Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Option, Restricted Stock Unit or SAR may be exercised, or the time at which a Share Award or Other Equity-Based Award may become transferable or nonforfeitable or the time at which an Other Equity-Based Award or Performance Awards and Annual Incentive Awards may be settled. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan (including rules and regulations that require or allow Participants to defer the payment of benefits under the Plan); and to make all other determinations necessary or advisable for the administration of this Plan. The Committee’s determinations under the Plan (including without limitation, determinations of the individuals to receive Awards under the Plan, the form, amount, vesting and timing of such Awards, the terms and provisions of such Awards and the Agreements) need not be uniform and may be made by the Committee selectively among individuals who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final and conclusive. The members of the Committee shall not be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR, Restricted Stock Unit, Share Award, Dividend Equivalent Rights, Other Equity-Based Award or Performance Awards and Annual Incentive Awards. All expenses of administering this Plan shall be borne by the Company.
ARTICLE IV
ELIGIBILITY
     Any employee or consultant of the Company or an Affiliate (including a trade or business that becomes an Affiliate after the adoption of this Plan) and any member of the Board are eligible to participate in this Plan. In addition, any other individual who provides significant services to the Company or an Affiliate is eligible to participate in this Plan if the Committee, in its sole discretion, determines that the participation of such individual is in the best interest of the Company. The Committee may also grant Options, SARs, Share Awards, Performance Awards, Annual Incentive Awards and Other Equity-Based Awards to an individual as an inducement to such individual becoming eligible to participate in the Plan and prior to the date that the individual first performs services for the Company or an Affiliate, provided that such awards will not become vested or exercisable, and no shares shall be issued or other payment made to such individual with respect to such awards prior to the date the individual first performs services for the Company or an Affiliate.
ARTICLE V
COMMON SHARES SUBJECT TO PLAN
5.01. Common Shares Issued
     Upon the award of Common Shares, the Company may deliver to the Participant Common Shares from its treasury shares or authorized but unissued Common Shares. Upon the exercise of any Option, SAR, Restricted Stock Unit or Other Equity-Based Award denominated in Common Shares, the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs), Common Shares from its treasury shares or authorized but unissued Common Shares.

5.02. Aggregate Limit
     (a) The maximum aggregate number of Common Shares that may be issued under this Plan pursuant to the exercise of Options, Restricted Stock Units and SARs, the grant of Share Awards or Other Equity-Based Awards and the settlement of Performance Awards and Annual Incentive Awards is equal to 663,750, or five percent (5% ) of the sum of (i) the number of Common Shares and (ii) Subordinated Units outstanding on the Completion Date.
     (b) The maximum number of Common Shares that may be issued under this Plan in accordance with Section 5.02(a) shall be subject to adjustment as provided in Article XI.
     (c) The maximum number of Common Shares that may be issued upon the exercise of Options that are incentive stock options or Corresponding SARs that are related to incentive stock options shall be determined in accordance with Sections 5.02(a) and 5.02(b).
5.03. Award Grant Limits
     The maximum number of Common Shares that may be issued to a Participant in one calendar year as Options or SARs are 350,000, and the maximum number of Common Shares that may be issued to any Participant in one calendar year, other than in the form of Options, SARs or restricted Shares, is 350,000. The maximum amount that may be earned as an Annual Incentive Award or other cash award in any fiscal year by any one individual is $8,000,000 and the maximum amount that may be earned as a Performance Award or other cash award in respect of a performance period by any one individual is $15,000,000.
5.04. Reallocation of Shares
     If any award or grant under the Plan expires, is forfeited or is terminated without having been exercised or is paid in cash without delivery of Common Shares, then any Common Shares covered by such lapsed, cancelled, expired, unexercised or cash-settled portion of such award or grant and any forfeited, lapsed or cancelled shall be available for the grant of other Options, Restricted Stock Units, SARs, Share Awards, Other Equity-Based Awards and settlement of Performance Awards and Annual Incentive Awards under this Plan.
ARTICLE VI
OPTIONS
6.01. Award
     In accordance with the provisions of Article IV, the Committee will designate each individual to whom an Option is to be granted and will specify the number of Common Shares covered by such awards. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Option.
6.02. Option Price
     The price per Common Share purchased on the exercise of an Option shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted. Notwithstanding the preceding sentence, the price per Common Share purchased on the exercise of any Option that is an incentive stock option granted to an individual who is a Ten Percent Shareholder on the date such option is granted, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date the Option is granted. Except as provided in Article XI, the price per share of an outstanding Option may not be reduced (by amendment, cancellation and new grant or otherwise) without the approval of shareholders. An Option that is an incentive stock option shall only be granted to a Participant who is an employee of the Company or an Affiliate.
6.03. Maximum Option Period
     The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant except that no Option shall be exercisable after the expiration of ten years from the date such Option was granted. In the case of an incentive stock option granted to a Participant who is a Ten Percent Shareholder on the date of grant, such Option shall not be exercisable after the expiration of five years from the date of grant. The terms of any Option may provide that it is exercisable for a period less than such maximum period.
6.04. Nontransferability
     Except as provided in Section 6.05, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 6.05, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.
6.05. Transferable Options
     Section 6.04 to the contrary notwithstanding, if the Agreement provides, an Option that is not an incentive stock option may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Rule 16b-3 under the Exchange Act as in effect from time to time. The holder of an Option transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option except by will or the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.
6.06. Employee Status
     For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

6.07. Exercise
     Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that incentive stock options (granted under the Plan and all plans of the Company and its Affiliates) may not be first exercisable in a calendar year for Common Shares having a Fair Market Value (determined as of the date an Option is granted) exceeding $100,000. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.
6.08. Payment
     Subject to rules established by the Committee and unless otherwise provided in an Agreement, payment of all or part of the Option price may be made in cash, certified check, or by tendering Common Shares. If Common Shares are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the Common Shares surrendered must not be less than the Option price of the Common Shares for which the Option is being exercised.
6.09. Shareholder Rights
     No Participant shall have any rights as a shareholder with respect to Common Shares subject to an Option until the date of exercise of such Option.
6.10. Disposition of Shares
     A Participant shall notify the Company of any sale or other disposition of Common Shares acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Shares to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.
ARTICLE VII
SARS
7.01. Award
     In accordance with the provisions of Article IV, the Committee will designate each individual to whom SARs are to be granted and will specify the number of Common Shares covered by such awards. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the SAR. No Participant may be granted Corresponding SARs (under the Plan and all plans of the Company and its Affiliates) that are related to incentive stock options which are first exercisable in any calendar year for Common Shares having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.

7.02. Maximum SAR Period
     The term of each SAR shall be determined by the Committee on the date of grant, except that no SAR shall have a term of more than ten years from the date of grant. In the case of a Corresponding SAR that is related to an incentive stock option granted to a Participant who is a Ten Percent Shareholder on the date of grant, such Corresponding SAR shall not be exercisable after the expiration of five years from the date of grant. The terms of any SAR may provide that it has a term that is less than such maximum period.
7.03. Nontransferability
     Except as provided in Section 7.04, each SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, a Corresponding SAR and the related Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 7.04, during the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant. No right or interest of a Participant in any SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.
7.04. Transferable SARs
     Section 7.03 to the contrary notwithstanding, if the Agreement provides, an SAR, other than a Corresponding SAR that is related to an incentive stock option, may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Rule 16b-3 under the Exchange Act as in effect from time to time. The holder of an SAR transferred pursuant to this Section shall be bound by the same terms and conditions that governed the SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the SAR except by will or the laws of descent and distribution. In the event of any transfer of a Corresponding SAR (by the Participant or his transferee), the Corresponding SAR and the related Option must be transferred to the same person or person or entity or entities.
7.05. Exercise
     Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.
7.06. Employee Status
     If the terms of any SAR provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.
7.07. Settlement
     At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Shares, or a combination of cash and Common Shares. No fractional share will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.
7.08. Shareholder Rights
     No Participant shall, as a result of receiving an SAR, have any rights as a shareholder of the Company or any Affiliate until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Shares. Notwithstanding the foregoing, the Committee may provide in an Agreement that the holder of an SAR is entitled to Dividend Equivalents during the period beginning on the date of the award and ending on the date the SAR is exercised.
ARTICLE VIII
SHARE AWARDS
8.01. Award
     In accordance with the provisions of Article IV, the Committee will designate each individual to whom a restricted or unrestricted Share Award is to be made and will specify the number of Common Shares covered by such awards.
8.02. Vesting
     The Committee, on the date of the award, may prescribe that a Participant’s rights in a Share Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement. By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in a Share Award shall be forfeitable or otherwise restricted subject to the attainment of objectives stated with reference to the Company’s, an Affiliate’s or a business unit’s attainment of objectives stated with respect to performance criteria established by the Committee.
8.03. Unrestricted Share Awards
     The Committee may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Committee) unrestricted Share Awards pursuant to which a Participant may receive Common Shares free of any restrictions. Unrestricted Share Awards may be granted or sold in respect of past services, performance and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Participant.
8.04. Employee Status
     In the event that the terms of any Share Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment or continuous service, the Committee may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.
8.05. Shareholder Rights
     Unless otherwise specified in accordance with the applicable Agreement, while the Common Shares granted pursuant to the Share Award may be forfeited or are nontransferable, a Participant will have all rights of a stockholder with respect to a Share Award, including the right to receive dividends and vote the shares; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares granted pursuant to a Share Award, (ii) the Company shall retain custody of the certificates evidencing shares granted pursuant to a Share Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Share Award. The limitations set forth in the preceding sentence shall not apply after the shares granted under the Share Award are transferable and are no longer forfeitable.
ARTICLE IX
PERFORMANCE AND ANNUAL INCENTIVE AWARDS
9.01. Award
     In accordance with the provisions of Article IV, the Committee will designate each Participant to whom a Performance Award or Annual Incentive Award is to be made and will specify the number of Common Shares covered by such award. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Performance Award or Annual Incentive Award.
9.02. Performance Conditions
     The right of a Participant to exercise or receive a grant or settlement of any Performance Award or Annual Incentive Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under this Section 9 in the case of a Performance Award or Annual Incentive Award intended to qualify under Section 162(m) of the Code. If and to the extent required under Section 162(m) of the Code, any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Section 162(m) of the Code, shall be exercised by the Committee and not the Board.
9.03. Performance or Annual Incentive Awards Granted to Designated Covered Employees
     If and to the extent that the Committee determines that a Performance Award or Annual Incentive Award to be granted to an individual who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant, exercise and/or settlement of such Performance Award or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 9.

9.04. Performance Goals Generally
     The performance goals for such Performance Awards or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 9. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards or Annual Incentive Awards shall be granted, exercised and/or settled upon achievement of any one or more performance goals. Performance goals may differ for Performance Awards or Annual Incentive Awards granted to any one Participant or to different Participants.
9.05. Business Criteria
     In establishing performance goals for Awards intended to comply with Section 162(m) of the Code to be granted to covered Participants, the Committee shall use one or more of the following business criteria: total shareholder return; total shareholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index or the SNL U.S. REIT Hotel Index prepared by SNL Financial LC; FFO or FFO per share; net income; pretax earnings; after-tax earnings; earnings before interest expense and taxes; earnings before interest expense, taxes, depreciation or amortization; pretax operating earnings after interest expense and before bonuses, service fees and extraordinary or special items; operating margin; earnings per share; return on equity; return on assets; return on invested capital; return on investment; operating earnings; working capital; ratio of debt to stockholders’ equity; revenue; book value; funds and/or cash available for distribution per share; cash flow; economic value-added models or equivalent metrics; reductions in costs; appreciation in the fair market value of the Common Shares; net earnings growth; share appreciation; related return ratios; increase in revenues; net earnings; changes (or the absence of changes) in the per share or aggregate market price of the Company’s Common Shares; number of securities sold; total revenue growth; deployment of capital; or acquisition- related targets.
9.06. Timing For Establishing Performance Goals
     Performance goals shall be established not later than the earlier of (i) 90 days after the beginning of any performance period applicable to such Performance Awards or Annual Incentive Awards, (ii) the day on which 25% of any performance period applicable to such Awards has expired, and (iii) at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.
9.07. Performance or Annual Incentive Award Pool
     The Committee may establish a Performance Award or Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring performance in connection with Performance Awards or Annual Incentive Awards.
9.08. Settlement of Performance or Annual Incentive Awards; Other Terms
     Settlement of such Performance Awards or Annual Incentive Awards shall be in cash, Common Shares, restricted Shares, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards or Annual Incentive Awards. The Committee shall specify the circumstances in which such Performance Awards or Annual Incentive Awards shall be paid or forfeited in the event of termination of service or employment by the Participant prior to the end of a performance period or settlement of Performance Awards.
9.09. Written Determinations
     All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Section 162(m) of the Code. To the extent required to comply with, or not prohibited by, Section 162(m) of the Code, the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.
9.10. Status of Section 9 Awards Under Code Section 162(m)
     It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 9 hereof granted to Participants who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder. Accordingly, the terms of Section 9, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given individual will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any Agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.
9.11. Payment
     In the discretion of the Committee, the amount payable when a Performance Award or Annual Incentive Award is earned may be settled in cash, by the issuance of Common Shares, by the delivery of other securities or property or a combination thereof. A fractional Common Share shall not be deliverable when a Performance Award or Annual Incentive Award is earned, but a cash payment will be made in lieu thereof. The amount payable when a Performance Award or Annual Incentive Award is earned shall be paid in a lump sum.
9.12. Shareholder Rights
     A Participant, as a result of receiving a Performance Award or Annual Incentive Award, shall not have any rights as a shareholder until, and then only to the extent that, the Performance Award or Annual Incentive Award is earned and settled in Common Shares. After a Performance Award or Annual Incentive Award is earned and settled in Common Shares, a Participant will have all the rights of a shareholder as described in Section 8.05.

9.13. Nontransferability
     Except as provided in Section 9.06, Performance Awards and Annual Incentive Awards granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in any Performance Awards and Annual Incentive Awards shall be liable for, or subject to, any lien, obligation, or liability of such Participant.
9.14. Transferability
     Section 9.05 to the contrary notwithstanding, if the Agreement provides, Performance Awards and Annual Incentive Awards may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Rule 16b-3 under the Exchange Act as in effect from time to time. The holder of Performance Awards or Annual Incentive Awards transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Performance Awards and Annual Incentive Awards during the period that they were held by the Participant; provided, however that such transferee may not transfer Performance Awards or Annual Incentive Awards except by will or the laws of descent and distribution.
9.15. Employee Status
     In the event that the terms of any Performance Award or Annual Incentive Award provide that no payment will be made unless the Participant completes a stated period of employment or continued service, the Committee may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.
ARTICLE X
OTHER EQUITY—BASED AWARDS
10.01. Award
     In accordance with the provisions of Article IV, the Committee will designate each individual to whom an Other Equity-Based Award is to be made and will specify the number of Common Shares covered by such awards. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Other Equity-Based Award.
10.02. Terms and Conditions
     The Committee, at the time an Other Equity-Based Award is made, shall specify the terms and conditions which govern the award. The terms and conditions of an Other Equity-Based Award may prescribe that a Participant’s rights in the Other Equity-Based Award shall be forfeitable, nontransferable or otherwise restricted for a period of time or subject to such other conditions as may be determined by the Committee, in its discretion and set forth in the Agreement. Other Equity-Based Awards may be granted to Participants, either alone or in addition to other awards granted under the Plan, and Other Equity-Based Awards may be granted in the settlement of other Awards granted under the Plan.

10.03. Payment or Settlement
     Other Equity-Based Awards valued in whole or in part by reference to, or otherwise based on, Common Shares, shall be payable or settled in Common Shares, cash or a combination of Common Shares and cash, as determined by the Committee in its discretion.
10.04. Employee Status
     If the terms of any Other Equity-Based Award provides that it may be earned or exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.
10.05. Shareholder Rights
     A Participant, as a result of receiving an Other Equity-Based Award, shall not have any rights as a shareholder until, and then only to the extent that, the Other Equity-Based Award is earned and settled in Common Shares.
ARTICLE XI
RESTRICTED STOCK UNITS
11.01. Restricted Stock Units
     Restricted Stock Units may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Committee determines that it will grant Restricted Stock Units under the Plan, it shall determine the conditions and restrictions related to the Award, including the Restricted Unit Period (as defined below) applicable to the Award, the imposition, if any, of any performance-based condition (including attainment of performance goals) or other restriction on the Award, the number of Restricted Stock Units, which shall be set forth in an Agreement.
11.02. Vesting
     With respect to an Award of Restricted Stock Units, which becomes nonforfeitable due to the lapse of time, the Committee shall prescribe in the Agreement, the period in which such Restricted Stock Unit becomes nonforfeitable (the “Restricted Unit Period”). Notwithstanding any provision to the contrary, the Restricted Stock Unit, which becomes nonforfeitable due to the satisfaction of certain pre-established performance-based objectives or any other conditions imposed by the Committee, the measurement date of whether such performance-based objectives or other conditions have been satisfied shall be a date no earlier than the first anniversary of the date of the award.
11.03. Performance Goals
     The Committee may also condition the grant of Restricted Stock Units upon the attainment of performance goals. Any Restricted Stock Unit Award that is intended to comply with the “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code shall vest, or be granted, subject to the attainment of Section 162(m) performance goals as set forth in Section 9 hereof.

11.04. Ownership
     A Participant who is awarded Restricted Stock Units shall possess no incidents of ownership with respect to such Awards provided that the Agreement may provide for payments in lieu of dividends to such Participant.
11.05. Settlement
     Restricted Stock Units shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Restricted Stock Units may be paid in Common Shares, cash or any other form of property, as the Committee shall determine. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the employees, officers of the Company or an Affiliate, directors or consultants to whom and the time or times at which such Awards shall be made, the number of Common Shares to be granted pursuant to such Awards, and all other conditions of the Awards. Any Restricted Stock Unit Award shall be subject to such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with the provisions of the Plan as herein set forth.
ARTICLE XII
ADJUSTMENT UPON CHANGE IN COMMON STOCK
     The maximum number of Common Shares as to which Awards may be granted and the terms of outstanding Awards shall be adjusted as determined by the Board in the event that (i) the Company (a) effects one or more share dividends, extra-ordinary cash dividends, share split-ups, subdivisions or consolidations of shares or (b) engages in a transaction to which Section 424 of the Code applies or (ii) there occurs any other event which, in the judgment of the Board necessitates such action. Any determination made under this Article XI by the Board shall be final and conclusive.
     The issuance by the Company of shares of any class, or securities convertible into shares of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Awards maybe granted or the terms of outstanding Awards. The Committee may make Share Awards and may grant Options, Restricted Stock Units, SARs, Performance Awards, Annual Incentive Awards or Other Equity-Based Awards in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article XI. Notwithstanding any provision of the Plan (other than the limitation of Section 5.02), the terms of such substituted Share Awards, SARs, Other Equity-Based Awards, Options, Restricted Stock Units or Performance Awards and Annual Incentive Awards shall be as the Committee, in its discretion, determines is appropriate.
ARTICLE XIII
COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES
     No Option, Restricted Stock Unit or SAR shall be exercisable, no Common Shares shall be issued, no certificates for Common Shares shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to evidence Common Shares when a Share Award is granted, a Performance Award, Annual Incentive Award or Other Equity-Based Award is settled or for which an Option, Restricted Stock Unit or SAR is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Option, Restricted Stock Unit or SAR shall be exercisable, no Share Award, Performance Award or Annual Incentive Award shall be granted, no Common Shares shall be issued, no certificate for Common Shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.
ARTICLE XIV
GENERAL PROVISIONS
14.01. Effect on Employment and Service
     Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual or entity any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual or entity at any time with or without assigning a reason therefor.
14.02. Unfunded Plan
     This Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.
14.03. Rules of Construction
     Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.
14.04. Withholding Taxes
     Each Participant shall be responsible for satisfying any income and employment tax withholding obligations attributable to participation in the Plan. Unless otherwise provided by the Agreement, any such withholding tax obligations may be satisfied in cash (including from any cash payable in settlement of Performance Awards or Annual Incentive Awards, SARs or Other Equity-Based Award) or a cash equivalent acceptable to the Committee. Any minimum statutory federal, state, district or city withholding tax obligations also may be satisfied (a) by surrendering to the Company Common Shares previously acquired by the Participant; (b) by authorizing the Company to withhold or reduce the number of Common Shares otherwise issuable to the Participant upon the exercise of an Option, Restricted Stock Unit or SAR, the settlement of a Performance Award, Annual Incentive Award or an Other Equity-Based Award (if applicable) or the grant or vesting of a Share Award; or (c) by any other method as may be approved by the

Committee. If Common Shares are used to pay all or part of such withholding tax obligation, the Fair Market Value of the shares surrendered, withheld or reduced shall be determined as of the day the tax liability arises.
ARTICLE XV
CORPORATE TRANSACTION
15.01. Impact of Corporate Transaction.
     Upon a Corporate Transaction, the Committee is authorized, but not obligated, to cause (i) outstanding Options, Restricted Stock Units and SARs to become fully exercisable, (ii) outstanding Share Awards to become transferable and nonforfeitable and (iii) outstanding Performance Awards and Annual Incentive Awards and Other Equity-Based Awards to become earned and nonforfeitable in their entirety, all as may be provided in the applicable Agreement or, if not expressly addressed therein, as the Committee subsequently may determine in the event of any such Corporate Transaction.
15.02. Assumption Upon Corporate Transaction.
     In the event of a Corporate Transaction, the Committee, in its discretion and without the need for a Participant’s consent, may provide that an outstanding Option, Restricted Stock Unit, SAR, Share Award, Performance Award, Annual Incentive Award or Other Equity-Based Award shall be assumed by, or a substitute award granted by, the surviving entity in the Corporate Transaction. Such assumed or substituted award shall be of the same type of award as the original Restricted Stock Unit, Option, SAR, Share Award, Performance Award, Annual Incentive Award or Other Equity-Based Award being assumed or substituted. The assumed or substituted award shall have a value, as of the Control Change Date, that is substantially equal to the value of the original award (or the difference between the Fair Market Value and the option price or Initial Value in the case of Options and SARs) as the Committee determines is equitably required and such other terms and conditions as may be prescribed by the Committee.
15.03. Cash-Out Upon Corporate Transaction.
     In the event of a Corporate Transaction, the Committee, in its discretion and without the need of a Participant’s consent, may provide that each Option, Restricted Stock Unit, SAR, Share Award, Performance Award, Annual Incentive Award and Other Equity-Based Award shall be cancelled in exchange for a payment. The payment may be in cash, Common Shares or other securities or consideration received by shareholders in the Corporate Transaction transaction. The amount of the payment shall be an amount that is substantially equal to (i) the amount by which the price per share received by shareholders in the Corporate Transaction exceeds the option price or Initial Value in the case of an Option, Restricted Stock Unit and SAR, or (ii) the price per share received by shareholders for each Common Share subject to a Share Award, Performance Award, Annual Incentive Award or Other Equity-Based Award or (iii) the value of the other securities or property in which the Performance Award, Annual Incentive Award or Other Equity-Based award is denominated. If the option price or Initial Value exceeds the price per share received by shareholders in the Corporate Transaction transaction, the Option, Restricted Stock Unit or SAR may be cancelled under this Section 14.03 without any payment to the Participant.

15.04. Limitation of Benefits
     The benefits that a Participant may be entitled to receive under this Plan and other benefits that a Participant is entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under this Plan, are referred to as “Payments”), may constitute Parachute Payments that are subject to Code Sections 280G and 4999. As provided in this Section 14.04, the Parachute Payments will be reduced if, and only to the extent that, a reduction will allow a Participant to receive a greater Net After Tax Amount than a Participant would receive absent a reduction. The Accounting Firm will first determine the amount of any Parachute Payments that are payable to a Participant. The Accounting Firm also will determine the Net After Tax Amount attributable to the Participant’s total Parachute Payments.
     The Accounting Firm will next determine the largest amount of Payments that may be made to the Participant without subjecting the Participant to tax under Code Section 4999 (the “Capped Payments”). Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments.
     The Participant will receive the total Parachute Payments or the Capped Payments, whichever provides the Participant with the higher Net After Tax Amount. If the Participant will receive the Capped Payments, the total Parachute Payments will be adjusted by first reducing the amount of any noncash benefits under this Plan or any other plan, agreement or arrangement (with the source of the reduction to be directed by the Participant) and then by reducing the amount of any cash benefits under this Plan or any other plan, agreement or arrangement (with the source of the reduction to be directed by the Participant). The Accounting Firm will notify the Participant and the Company if it determines that the Parachute Payments must be reduced to the Capped Payments and will send the Participant and the Company a copy of its detailed calculations supporting that determination.
     As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time that the Accounting Firm makes its determinations under this Article XIV, it is possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed under this Section 14.04 (“Overpayments”), or that additional amounts should be paid or distributed to the Participant under this Section 14.04 (“Underpayments”). If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, the Participant must repay to the Company, without interest; provided, however, that no loan will be deemed to have been made and no amount will be payable by the Participant to the Company unless, and then only to the extent that, the deemed loan and payment would either reduce the amount on which the Participant is subject to tax under Code Section 4999 or generate a refund of tax imposed under Code Section 4999. If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Company of that determination and the amount of that Underpayment will be paid to the Participant promptly by the Company.
     For purposes of this Section 14.04, the term “Accounting Firm” means the independent accounting firm engaged by the Company immediately before the Control Change Date. For purposes of this Article XIV, the term “Net After Tax Amount” means the amount of any Parachute Payments or Capped Payments, as applicable, net of taxes imposed under Code Sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant on the date of payment. The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Payments, as applicable, in effect on the date of payment. For purposes of this Section 14.04, the term “Parachute Payment” means a payment that is described in Code Section 280G(b)(2), determined in accordance with Code Section 280G and the regulations promulgated or proposed thereunder.
     Notwithstanding any other provision of this Section 14.04, the limitations and provisions of this Section 14.04 shall not apply to any Participant who, pursuant to an agreement with the Company or the terms of another plan maintained by the Company, is entitled to indemnification for any liability that the Participant may incur under Code Section 4999.
ARTICLE XVI
AMENDMENT
     The Board may amend or terminate this Plan at any time; provided, however, that no amendment may adversely impair the rights of Participants with respect to outstanding awards. In addition, an amendment will be contingent on approval of the Company’s shareholders if such approval is required by law or the rules of any exchange on which the Common Shares are listed or if the amendment would materially increase the benefits accruing to Participants under the Plan, materially increase the aggregate number of Common Shares that may be issued under the Plan or materially modify the requirements as to eligibility for participation in the Plan.
ARTICLE XVII
DURATION OF PLAN
     No Award may be granted under this Plan after the day before the tenth anniversary of the date that the Plan is adopted by the Board. Awards granted before such date shall remain valid in accordance with their terms.
ARTICLE XVIII
CHOICE OF LAW
     The law of the State of Maryland shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.
ARTICLE XIX
CODE SECTION 409A
     To the extent applicable, this Plan and the Awards hereunder shall be administered, operated and interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Although, the Company makes no guarantee with respect to the tax treatment of Awards granted hereunder and shall not be responsible in any event with regard to non-compliance with Section 409A of the Code, the Plan is intended to either comply with, or be exempt from, the requirements of Section 409A of the Code. To the extent that the Plan is not exempt from the requirements of Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. Notwithstanding the foregoing, in no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.
ARTICLE XX
EFFECTIVE DATE OF PLAN
     Awards may be granted under this Plan on and after the date that the Plan is adopted by the Board, provided that, this Plan shall not be effective unless approved by holders of a majority of the outstanding Common Shares entitled to vote and present or represented by properly executed and delivered proxies at a duly held shareholders’ meeting at which a quorum is present or by unanimous consent of the shareholders, within twelve months before or after the date that the Plan is adopted                     .